Exhibit 10.6
*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 203.406
SUPPLY CONTRACT
     THIS SUPPLY CONTRACT (the “Contract”), is executed as of January 18, 2011, by and between Myriant Technologies Inc, a Delaware limited liability corporation having principal place of business at 2 Batterymarch Park, Suite 301, Quincy, MA 02169 (herein, together with its successors and assigns, “Seller”), and Piedmont Chemical Industries Inc., having a principal place of business at 331 Burton Ave, High Point, North Carolina 27261, (herein, together with its successors and permitted assigns, “Buyer”).
     WHEREAS, Seller supplies Succinic Acid and desires to sell a certain amount of its annual supply capacity of Succinic Acid; and
     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to supply Buyer with all of Buyer’s needs and requirements for Succinic Acid pursuant to the terms and conditions set forth in this Contract.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Seller and Buyer hereby agree as follows:
1. Term. The term of this Contract shall be from (i) [...***...], or (ii) [...***...]. The initial term shall commence on the Trigger Date and continue for five (5) years thereafter. The Contract shall continue thereafter for successive terms for one (1) calendar year each, unless terminated by Buyer and Seller on not less than [...***...] prior written notice to the other party or unless sooner terminated as provided herein. Seller shall provide Buyer with advanced written notice of the anticipated Trigger Date, which shall in no event be thirty (30) days prior to the actual Trigger Date.
2. Quantity. Buyer hereby agrees to purchase one hundred percent (100%) of its requirements of Succinic Acid from Seller, and Seller hereby agrees to supply Buyer with one hundred percent (100%) of its total needs and requirements of Succinic Acid. The Target Volume shall be five (5) million pounds of Succinic Acid annually. Actual ramp up Volume to be agreed upon between Seller and Buyer.
1 Pine Hill Drive, Batterymarch Park II, Suite 301, Quincy, MA 02169
Tel: 617-657-5200 Fax: 617-657-5210

***	Confidential Treatment Requested

\

3. Price. The price of Succinic Acid sold by Seller to Buyer hereunder shall be adjusted [...***...] according to the provisions of this Section. As used herein, “[...***...]” means a period of [...***...], except that the first such period shall commence upon the commencement of commercial supply of product by Myriant and end on the day prior to the start of the first full [...***...].
The price of the Succinic Acid shall follow this formula:
Price = [...***...]
Price is calculated in USD per pound FOB Myriant producing plant.
[...***...]
[...***...]
[...***...]
The price will be updated on a [...***...] basis.
[...***...]
[...***...]
4. Forecasts. At least forty five (45) days prior to the first shipment of Succinic Acid by Seller to Buyer under this Contract, Buyer shall provide Seller with a written forecast (the “Initial Forecast”) of the amount of Succinic Acid that Buyer intends to purchase in the first [...***...] following the effective date of this Contract. Thereafter, on or before the first day of each [...***...], Buyer shall submit to Seller a written forecast of the quantity of Succinic Acid (the “Forecast”) that Buyer intends to purchase during that [...***...]. Such Forecasts shall be non-binding upon either party.
5. Sale and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller such quantities of Succinic Acid as specified in purchase orders which are issued by Buyer to Seller from time to time during the Term of this Contract. The purchase price and the other terms and conditions of such sales shall be as specified in said purchase orders and order acknowledgments containing Seller’s Standard Terms and Conditions (a copy of which is set forth on Exhibit A attached hereto); provided, however, in the event of any conflict or inconsistency between or among the terms of this Contract, the purchase orders, and the order acknowledgments containing Seller’s Standard Terms and Conditions, the conflict or inconsistency shall be resolved by giving precedence in the following order: (i) this Contract, (ii) the order acknowledgements containing Seller’s Standard Terms and Conditions, and (iii) the purchase orders.
6. Invoicing and Payments. Buyer acknowledges that it shall make payments on a monthly basis, without any right of offset. Seller shall invoice all shipments in a single invoice monthly.
1 Pine Hill Drive, Batterymarch Park II, Suite 301, Quincy, MA 02169
Tel: 617-657-5200 Fax: 617-657-5210

***	Confidential Treatment Requested

7. Exclusivity. During the term of this Contract, Buyer agrees that it will purchase exclusively from Seller one-hundred percent (100%) of its Succinic Acid requirements. Buyer represents and warrants that as of the effective date of this Contract, it has not entered into any agreement with any third party that obligates Buyer to purchase any Succinic Acid from any third party.
8. Title and Risk of Loss. Title and Risk of Loss with respect to the Succinic Acid sold hereunder shall transfer from Seller to Buyer at the time the Succinic Acid is placed in the possession of the Buyer’s carrier. Selection of carrier and routing of all shipments shall be at Seller’s option.
9. Warranties. Seller warrants that the Succinic Acid delivered hereunder shall meet Seller’s standard quality or such other specifications as have been expressly attached hereto and made part of this Contract. SELLER MAKES NO WARRANTY AS TO THE FITNESS OF THE SUCCINIC ACID FOR ANY PARTICULAR PURPOSE OR THE RESULTS TO BE OBTAINED FROM ITS USE BY BUYER EITHER ALONE OR IN COMBINATION WITH OTHER SUBSTANCES. SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUCCINIC ACID.
10. Limitation of Liability. All claims for damages shall be deemed waived unless Buyer submits such claims to Seller in writing within ninety (90) days from the shipment of Succinic Acid. Seller’s liability for any claim shall be limited to the purchase price of the Succinic Acid in respect of which such damages are claimed. In no event shall Seller be liable for special, indirect or consequential damages.
11. Taxes. Buyer shall reimburse Seller for all taxes, excise or other charges that Seller may be required to pay to any government (national, state, provincial or local) upon, or measured by, the sale, production, transportation or use of any Succinic Acid sold hereunder.
12. Force Majeure. Neither party shall be liable for its failure to perform hereunder if said performance is made impracticable due to any circumstances beyond the reasonable control of the party affected, including, but not limited to, acts of God, fires, floods, wars, sabotage, acts of government or other legal authority, terrorism, civil unrest, pandemic flu, accidents, labor disputes or shortages, plant shutdown, shortage of materials, equipment failure, voluntary or involuntary compliance with any law, order, rule or regulation of government agency or authority, or inability to obtain material (including power and fuel), equipment or transportation. The affected party may omit purchases or deliveries during the period of continuance of such circumstances and the Contract quantity shall be reduced by the quantities omitted. During any period when Seller shall be unable to supply the total demands for the Succinic Acid provided for in this Contract, whether caused by the circumstances specified above or otherwise, Seller may allocate any available Succinic Acid among all buyers on such basis as it may deem fair and practical.
13. Separate Transactions; Default. Each shipment shall constitute a separate and independent transaction and Buyer or Seller may recover for such shipment without reference to any other. If Buyer or Seller is in default with respect to any of the terms and conditions of this Contract, the other party may, at its option, defer further shipments hereunder until such default be remedied (in which event the non-defaulting party may elect to extend the Contract period for a time equal to that for which shipments were so deferred), or, in addition to any other legal remedy, the non-defaulting party may decline further performance of this Contract.
1 Pine Hill Drive, Batterymarch Park II, Suite 301, Quincy, MA 02169
Tel: 617-657-5200 Fax: 617-657-5210

***	Confidential Treatment Requested

14. Entire Agreement. This Contract constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no understandings, representations or warranties of any kind, express or implied, not expressly set forth herein. No modification of this Contract shall be of any force or effect unless such modification is in writing and signed by the party to be bound thereby; and no modifications shall be effected by the acknowledgment or acceptance of purchase order forms containing terms or conditions at variance with those set forth herein.
15. Successors and Assigns. This Contract shall the binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, but shall not be assigned by Buyer without the prior written consent of Seller, which consent shall not be unreasonably withheld.
16. No Waiver. Seller’s waiver of any breach, or failure to enforce any of the terms and conditions of this Contract, at any time, shall not in any way affect, limit or waive Seller’s right thereafter to enforce and compel strict compliance with every term and condition hereof.
17. Governing Law; Jurisdiction. This Contract shall be governed by the laws of the Commonwealth of Massachusetts without reference to its conflicts of law principles and the courts of the Commonwealth of Massachusetts shall have exclusive jurisdiction to resolve any dispute arising under this Contract.
18. Counterparts. This Contract may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one document.
19. Independent Contractors. For the purposes of this Contract, Buyer and Seller shall be, and shall be deemed to be, independent contractors and not agents or employees of the other party. No party shall have the authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for herein or authorized in writing.
20. Notice. Any notice, demand, or communication required or permitted to be given by any provision of this Contract shall be in writing and deemed to have been sufficiently given or served for all purposes by (i) actual delivery of the notice; (ii) the mailing of the notice in the U.S. mail, certified mail, return receipt request; or (iii)sending by nationally recognized, overnight delivery service to the other party as follows:

If to the Seller:	If to the Seller

Myriant Technologies Inc	Piedmont Chemical Industries Inc.
Two Batterymarch Park	331 Burton Avenue
Quincy, MA 02169-4801	High Point, NC 27261
Attn: Alif Saleh	Attn: Emil Delgado
1 Pine Hill Drive, Batterymarch Park II, Suite 301, Quincy, MA 02169
Tel: 617-657-5200 Fax: 617-657-5210

***	Confidential Treatment Requested

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Contract as of the date and year first above mentioned.

Myriant Technologies Inc.
By:	/s/ Cenan Ozmeral
Its: Chief Operating Officer

Piedmont Chemical Industries Inc.
By:	/s/ Emil Delgado
Its: Chief Operating Officer
[Signature Page to Supply Contract]
1 Pine Hill Drive, Batterymarch Park II, Suite 301, Quincy, MA 02169
Tel: 617-657-5200 Fax: 617-657-5210

***	Confidential Treatment Requested

MYRIANT TECHNOLOGIES LLC
TERMS AND CONDITIONS OF SALE OF PRODUCTS
Effective March 15, 2010
1. Contract Formation and Acceptance. In the absence of a written agreement to the contrary executed by Myriant Technologies LLC or one of its affiliates or subsidiaries (“Myriant”), these terms and conditions (the “Terms”) shall apply to every sale of goods (“Products”) between Myriant and the party purchasing the Products (“Buyer”) and shall survive any termination (by mutual agreement or otherwise) of these Terms. A quotation by Myriant does not constitute an offer and Myriant reserves the right to withdraw or revise any quotation prior to time of its acceptance of an order from Buyer. The contract shall be formed at the time when Buyer’s order is confirmed in writing by Myriant or delivery of the Products is made by Myriant and Myriant’s acceptance of the Buyer’s purchase order is expressly made conditional on Buyer’s assent to these Terms.
2. Price and Taxes. The price for Products shall be the price quoted by Myriant to Buyer or, when no price is quoted, the Myriant’s list price at date of delivery, unless otherwise agreed in writing by the parties. Prices are subject to change at anytime without advance notification, unless there is a binding contract between Myriant and Buyer. All prices quoted shall be exclusive of sales tax or other applicable taxes, tariffs, duties or charges which are payable by Buyer. Myriant may increase or decrease its prices at any time. New prices shall apply to Products not yet delivered provided Myriant has notified Buyer in writing, who shall have ten (10) days prior to delivery to cancel further deliveries at such increased price by sending a written cancellation to Myriant without being entitled to any damages from Myriant. Unless otherwise specifically agreed in writing, Buyer shall be responsible for payment of all freight charges and any freight charges incurred by Myriant, including any increases in charges, shall be for the account of Buyer and shall apply to any balances unshipped or undelivered from warehouse at time the freight increase becomes effective. Any tax, tariff, duty or charge which Myriant may be required to pay or collect, now or hereafter imposed by any governmental authority or agency, foreign or domestic, with respect to the sale, purchase, production, processing, storage, delivery, transportation, use, or consumption of any of the products or services covered hereby, including all taxes upon or measured by receipts from sales or services, shall be for the account of Buyer, and any such charges may be added by Myriant as a separate item to Myriant’s invoices.
3. Payment. All invoices are payable in full within thirty (30) days of date of the invoice and payable in United States funds (unless a different currency is specified in the invoice), free of exchange collection, or other charges. If Buyer fails to pay any invoice in full when due, or if Myriant shall have any doubt at any time as to Buyer’s financial responsibility or capability, Myriant may suspend production and/or decline to make shipment or delivery. Myriant reserves the right to request payment or other form of security prior to delivery. Upon any default in payment, Buyer shall pay Myriant interest on the unpaid balance at the lesser of 12% interest per annum or the maximum interest rate permitted by law and all costs of collection, including attorneys’ fees and expenses. Myriant shall have, and Buyer hereby grants to Myriant, a purchase money security interest in all products purchased by Buyer and any product proceeds to secure payment of the purchase price and all other amounts due Myriant, and Myriant shall retain all rights and remedies of a secured party under the Uniform Commercial Code (or under comparable laws outside the United States) including the right to repossess or require Buyer return products for which Myriant does not have payment. Upon the request of Myriant, Buyer shall take such action as Myriant may deem necessary or appropriate to protect, maintain, record or otherwise assure to Myriant the foregoing security interest.
4. Delivery. Title to the Products and risk of loss of the Products shall pass to Buyer upon delivery to a carrier or to Buyer truck (F.O.B. shipping point). If Buyer fails to fulfill terms of purchase or payment under these Terms, Myriant may defer further shipments without notice until such default is made good, or may treat such default as a final refusal by Buyer to accept further shipments hereunder. Each delivery under these Terms shall be deemed to be a separate transaction, and the cancellation or rejection of any delivery shall not affect the rights and obligations of the parties under the agreement as a whole. Unless otherwise specifically provided herein, delivery shall be F.O.B. point of shipment, all risk of loss shall pass to Buyer upon delivery to carrier or into Buyer’s transports, and Buyer shall be responsible for obtaining and paying for insurance (including war risk insurance) if desired. Unless otherwise agreed in writing, Products shall be shipped in the manner and route of transportation Myriant decides. Dates proposed by Myriant for delivery are approximate and Myriant shall not be liable for any delay in delivery of Products. Time for delivery shall not be of the essence.
5. Intellectual Property. (a) If the Products themselves, as and when sold at Myriant’s product specifications, become the subject of a patent infringement claim, Myriant may, at its sole option and expense, either replace or modify the Products, provide for the return of Products and refund the purchase price paid by Buyer, or procure for Buyer the right to continue to use such Products. The foregoing states Buyer’s sole remedy and Myriant’s entire obligation and liability with respect to any and all intellectual property claims.

***	Confidential Treatment Requested

(b) Buyer shall defend, indemnify and hold harmless Myriant from and against all loss, costs, expenses, damages and liability of any kind arising out of any claims of infringement or alleged infringement of any patent or other intellectual property right with respect to (i) the use of Products in any application by Buyer or its affiliates, contract manufacturers or customers, including but not limited to the use of Products alone or in combination with other substances or components; (ii) any modification to the Products by Buyer or its affiliates, contract manufacturers or customers; or (iii) Products furnished, or methods used, by Myriant in accordance with the specifications or instructions furnished by or expressly or implicitly prescribed by Buyer.
(c) Except as may be contained in a separate trademark license, the sale of Products (even if accompanied by documents using a trademark or trade name of Myriant) does not convey a license, express or implied, to use any trademark or trade name of Myriant, and Buyer shall not use any trademark or trade name of Myriant in the conduct of its business without Myriant’s prior written consent.
6. Force Majeure
Myriant shall not be liable for any failure to perform or delay in performance due to fire; explosion; accident, theft, flood; accident; Acts of God; pandemics, labor difficulties; shortage or unavailability on reasonable commercial terms of utility, facility, raw materials or labor; delay in or unavailability on reasonable commercial terms of transportation; breakdown of equipment or machinery; compliance with or other action taken to comply with any law or regulation; acts of war or terrorism; restraints or requirements of any government or governmental authority or their agents; or any other causes or contingencies, whether similar or dissimilar, beyond Myriant’s reasonable control. In the case of such an event, Myriant may, in its sole discretion, cancel, reduce or modify its deliveries to Buyer without liability for any damages whatsoever.
7. Warranty; Claims; and Limitation of Liability. Buyer agrees that the following terms and conditions have applied and shall apply to all Products sold or agreed to be sold to Buyer by Myriant and shall not be supplemented, modified or amended unless agreed to in a writing signed by an officer of Myriant.
(a) Limited Warranty. The Myriant warrants all grades of Products to be supplied by Myriant to Buyer shall meet the product specifications for such grade set by Myriant from time to time, or as modified, in writing, by the mutual agreement of both parties. Claims in respect of any products at any time sold or agreed to be sold by Myriant, whether in contract, tort or otherwise (including negligence or misrepresentation), including claims on account of weight, quality, loss or damage to said products, are waived by Buyer unless made in writing within 30 days after arrival thereof at destination. In case of a timely claim concerning quality, Buyer shall promptly furnish to Myriant appropriate samples of nonconforming Product for testing and analysis.
(b) Disclaimer of Other Warranties, Representations and Conditions. THE LIMITED WARRANTY ABOVE SETS FORTH THE SOLE WARRANTY OF MYRIANT WITH RESPECT TO ANY PRODUCTS AT ANY TIME SOLD TO BUYER. ALL OTHER WARRANTIES AND REPRESENTATIONS AND CONDITIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED, AND WHETHER ARISING UNDER STATUTE OR UNDER CONVENTION (INCLUDING THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS), ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUALLY PARTY RIGHTS. THIS SHALL APPLY WHETHER THE PRODUCTS ARE USED ALONE OR IN COMBINATION WITH OTHER SUBSTANCES OR MATERIALS, EVEN IF THE PURPOSES OR USES OF SUCH PRODUCTS ARE KNOWN BY MYRIANT OR IF MYRIANT HAS BEEN INVOLVED IN THE ANALYSIS OF THE PURPOSES OR USES OF SUCH PRODUCTS OR HAS PROVIDED ANY RECOMMENDATIONS, ASSISTANCE OR INSTRUCTIONS IN CONNECTION THEREWITH. BUYER ACCEPTS AND ASSUMES ALL RESPONSIBILITY, RISK AND LIABILITY FOR, AND AGREES TO DEFEND, INDEMNIFY AND HOLD MYRIANT HARMLESS FROM AND AGAINST, ANY CLAIMS OR LIABILITIES RELATING TO ANY SUCH PRODUCTS OR ANY PRODUCTS MANUFACTURED BY BUYER CONTAINING ANY SUCH PRODUCTS PROVIDED BY MYRIANT.
(c) Limitation of Remedies. Myriant’s liability, and Buyer’s sole remedy, for any claim in respect of any products at any time sold or agreed to be sold by Myriant, is limited to, at Myriant’s option (i) replacing the particular quantity of nonconforming Product or (ii) refunding the purchase price of the particular quantity of nonconforming product, less the value, if any, to Buyer of the nonconforming product. IN NO EVENT WILL MYRIANT’S AGGREGATE LIABILITY TO BUYER FOR ALL DAMAGES ARISING FROM ANY AND ALL CLAIMS RELATED TO THE BREACH OF THESE TERMS, NON-DELIVERY, OR THE PROVISION OF ANY PRODUCTS, REGARDLESS OF WHETHER THE FORM OF ACTION IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, STATUTE, OR OTHERWISE, EXCEED THE TOTAL PRICE PAID BY BUYER TO MYRIANT FOR THE PRODUCTS IN RESPECT OF WHICH DAMAGES ARE CLAIMED. NO CLAIM SHALL BE ALLOWED FOR PRODUCT THAT HAS BEEN PROCESSED IN ANY MANNER. FAILURE TO GIVE NOTICE OF A CLAIM WITHIN NINETY (90) DAYS FROM THE DATE OF DELIVERY, OR THE DATE FIXED FOR DELIVERY (IN CASE OF NON-DELIVERY) SHALL CONSTITUTE A WAIVER BY BUYER OF ALL CLAIMS IN RESPECT OF SUCH PRODUCTS. PRODUCTS SHALL NOT BE RETURNED TO MYRIANT WITHOUT MYRIANT’S PRIOR WRITTEN PERMISSION. IN ADDITION, AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, BUYER WAIVES ANY CLAIM TO INDIRECT,

***	Confidential Treatment Requested

CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION ANY LOSS OF PROFITS EVEN IF ADVISED OF THE POSSIBILITY THEREOF), PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES ARISING OUT OF OR RELATING TO THESE TERMS OR THE PROVISION OF ANY PRODUCT.
8. Legal Compliance. Buyer represents and warrants that it has complied and agrees that it will comply with all applicable laws and regulations pertaining to the Products including, without limitation, laws and regulations pertaining to transportation, storage, use, installation, resale, export, and import of the products. Buyer shall have sole responsibility to obtain any transportation, storage, use, export, import or other licenses or permits required under applicable laws and regulations. Buyer acknowledges that it has received and is familiar with Myriant’s labeling and literature concerning the products (including but not limited to instructions, information, warnings and, if applicable, Material Safety Data Sheets) and agrees to, in a timely manner, forward such information to its employees, agents, customers and others who will purchase, handle, use, process, install, sell or be exposed to such products. Buyer agrees that it will not knowingly sell or transfer the Products to persons using or proposing to use the Products for purposes which are unsafe or prohibited by law. Nothing contained in these Terms shall be construed to void or diminish any warnings, notices, instructions, or other information provided by Myriant or its representatives or agents pertaining to product characteristics or the safe or appropriate use, handling, storage, installation, transport or disposal of Products.
9. Applicable Law and Consent to Jurisdiction. Any claim or dispute arising hereunder hall be governed by the laws of the Commonwealth of Massachusetts, irrespective of the choice of law rules thereof. The United Nations Convention on Contracts for the International Sale of Goods is expressly excluded. Any legal proceedings arising out of or relating in any way to these Terms shall be commenced only in federal or state court located in the Commonwealth of Massachusetts and each of the parties hereto consents to the jurisdiction of said courts in any such proceedings and waives any objection to venue laid therein, provided, however, that nothing in this Section shall be construed to preclude either party from asserting cross claims or third party claims in any forum outside the Commonwealth of Massachusetts
10. Conflicting Terms. Any representations, warranties, conditions or indemnities or other terms or conditions proposed or stated by Buyer in connection with any sale of products by Myriant or in any purchase order or other document sent by Buyer which are in conflict with the foregoing are expressly rejected by Myriant and waived by Buyer. The foregoing provision of this Section shall not be supplemented, modified or amended unless agreed to in a writing signed by an officer of Myriant.

***	Confidential Treatment Requested